                         EXHIBIT 10.20

                       FRONTIER CORPORATION

                     MANAGEMENT PENSION PLAN


     FRONTIER CORPORATION, a New York corporation (the "Employer"), hereby continues, amends and restates in its entirety the FRONTIER CORPORATION MANAGEMENT PENSION PLAN (the "Plan") for the exclusive benefit of its Employees who are eligible to become Participants. By separate agreement with Boston Safe Deposit and Trust Company, as Trustee, the Employer has established a Trust to hold the assets of the Plan.


ARTICLE I -                Introduction

     The name of this Plan is the Frontier Corporation Management
Pension Plan. Its purpose is to provide retirement benefits to the eligible management Employees of Frontier Corporation.

     This Plan was originally established effective as of July 30, 1921 and last restated in its entirety as of January 1, 1987
to comply with the Tax Reform Act of 1986.   Because of the
subsequent adoption of regulations under that enactment, the passage of additional legislation and the desire to incorporate all amendments into a single document, the Plan is again amended and restated in its entirety. This restatement is generally effective January 1, 1994, except that in the case of any provision which itself contains a separate effective date, the separate date shall apply.

     No provision of this restated Plan shall operate to diminish or adversely affect the accrued benefits of any Participant determined immediately preceding the effective date of this restatement.

                     ARTICLE II - Definitions

     SECTION 2.1 "Accrued Benefit" means the annual benefit accrued at any particular point in time for each Participant as determined in accordance with Section 4.2.

     SECTION 2.2 "Actuarial Equivalent" means the equivalent current value of the Article IV formula benefit determined pursuant to the 1984 George B. Buck Mortality Table assuming 55% male and 45% female at 8% interest; provided, however, that for purposes of determining the present value of any lump sum payout in Plan Years beginning after December 31, 1984: (1) for amounts not in excess of $25,000 the interest assumption shall be the rate that would have been used by the Pension Benefit Guaranty Corporation ("PBGC") as of the distribution date for purposes of determining the present value of a lump sum distribution on termination of a plan; (2) if the lump sum payout exceeds $25,000 using the PBGC rate, the interest assumption shall be 120 percent of the PBGC rate.

     SECTION 2.3 "Actuary" means an enrolled actuary selected by the Committee.

     SECTION 2.4 "Affiliated Company" means (1) a member of an affiliated service group within the meaning of Code section 414(m) of which the Employer is a member; (2) a member of a controlled group of corporations of which the Employer is a member; (3) an unincorporated business which is part of a group of trades or businesses (whether or not incorporated) under common control with the Employer as determined pursuant to section 414(c) of the Code, or (4) any other entity with which the Employer must be aggregated pursuant to section 414(o) of the Code. For purposes of this Section, a controlled group of corporations means a group defined under section 1563(a) of the Code determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C).

     SECTION 2.5 "Annuity Starting Date" means the first day of the month with respect to which a retirement income payment is payable under the Plan.

     SECTION 2.6 "Beneficiary" means, in the case of a married Participant, the Participant's surviving spouse. If the Participant is not married or if the surviving spouse of a married Participant waives the spouse's right to any death benefit, Beneficiary means any person (including a trustee) specified by the terms of this Plan to receive any death benefit which shall be payable under this Plan.

     SECTION 2.7  "Board" means the Board of Directors of
Frontier Corporation or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in this Plan the term "Board-appointed committee" means any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

     SECTION 2.8 "Break in Service" means that an Employee fails to complete more than 500 Hours of Service during an Eligibility
Computation Period or a Plan Year, whichever is applicable.

     SECTION 2.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     SECTION 2.10  "Committee" means the Employees' Benefit
Committee appointed by the Board pursuant to Article X to administer the Plan.

     SECTION 2.11 "Compensation" means the total of an Employee's annual base rate of pay (including any differentials for acting assignments, team leader or shift differential), bonuses and commissions paid by the Employer during a Plan Year for services actually rendered by the Employee to the Employer. For any Employee who is participating in the Employer's Employees' Retirement Savings Plan or Tel Flex Plan, the term Compensation shall include amounts contributed to such plans on behalf of the Employee pursuant to a salary reduction agreement. Compensation does not include contributions to this Plan or any other plan of deferred compensation other than employee tax-deferred contributions to the Employees' Retirement Savings Plan, nor does it include any types of extra remuneration (except the bonuses or commissions included in the first sentence above) of whatever nature or an Employee's compensation in excess of $150,000 (adjusted for cost of living increases under the Code) per year.

     In determining the $150,000 Compensation limit of any Participant who is a five percent owner or one of the ten most highly compensated Highly Compensated Employees of the Employer, the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 before the close of the Plan Year (the "family unit") shall be treated as a single employee. If the actual aggregate compensation of all members of this family unit equals or exceeds $150,000 (as adjusted for cost of living increases) in a Plan Year, the $150,000 shall be allocated pro rata among all members of the family unit as their Compensation for the Plan Year. If any Participant's Accrued Benefit for Plan Years prior to the effective date of the Code
Section 401(a)(17) compensation limit took into account compensation in excess of the 401(a)(17) compensation limit, such Participant's Accrued Benefit shall be determined pursuant to the rules described in Treasury Regulation Sec. 1.401(a)(17)-1(e).

     SECTION 2.12  "Contingent Annuitant" means the person
designated by a Participant to receive lifetime monthly retirement income payments after his death in accordance with
Article VI.

     SECTION 2.13 "Deferred Retirement Date" means the first day of the month next following the month in which a Participant actually retires after his Normal Retirement Date.

     SECTION 2.14  "Disability" means a physical or mental
condition which, in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, will permanently prevent an Employee from satisfactorily performing his usual duties for the Employer.

     SECTION 2.15 "Early Retirement Date" means the first day of the month next following the month in which a Participant retires prior to Normal Retirement Age pursuant to Section 5.2 or Section
5.3.

     SECTION 2.16 "Election Period" means the period of time during which a Participant can elect, with the consent of his spouse, to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity or can elect to revoke such a waiver. In the case of a Qualified Joint and Survivor Annuity, the Election Period is the 90 day period preceding the Annuity Starting Date. In the case of a Qualified Pre-Retirement Survivor Annuity the Election Period begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of the Participant's death.

     SECTION 2.17 "Eligibility Computation Period" means the twelve-consecutive-month period beginning with an Employee's
Employment Date and each anniversary thereof.

     SECTION 2.18 "Employee" means any individual who is employed by Frontier Corporation or who is within a class of employees designated as an eligible employee in any adoption agreement of an Affiliated Company which may adopt this Plan in accordance with Section 16.4.

     SECTION 2.19 "Employer" means Frontier Corporation, its predecessor or successor, and any Affiliated Company which, pursuant to Section 16.4, has adopted this Plan for the benefit of some or all of its employees. If this Plan is adopted by one or more Affiliated Companies, the term "Employer" means either one or more of the adopting companies acting individually or collectively as the context requires.

     SECTION 2.20 "Employment Date" means the date on which an Employee first performs an Hour of Service for the Employer or an Affiliated Company.

     SECTION 2.21  "ERISA" means the Employee Retirement Income
Security Act of 1974 as amended from time to time and regulations issued thereunder.

     SECTION 2.22 "Former Participant" means a Participant whose employment with the Employer has terminated, and who has a vested benefit under the Plan which has not been paid in full.

     SECTION 2.23 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, during an applicable computation period in accordance with the following:

     (a) Performance of Services. An Hour of Service shall be credited for each hour that an Employee is paid or entitled to payment for the performance of services for the Employer.

     (b) Leaves of Absence, etc. An Hour of Service shall be credited for each hour during which no duties are performed but for which an Employee is paid or entitled to payment by the Employer (whether or not the employment relationship has terminated) for any other purpose, including without limitation payment due to vacation, holiday, illness, disability, layoff, jury duty or Leave of Absence. Credit shall also be given for any maternity or paternity leave (i.e., pregnancy of the Employee, birth or adoption of the Employee's child, or caring for the Employee's child immediately following birth or adoption) taken by an Employee. No more than 501 Hours of Service shall be credited under this provision, however, to an Employee on account of any single continuous period during which no services are performed for the Employer. In addition, no Hours of Service shall be credited with respect to payments made under a plan maintained by the Employer solely for complying with applicable workers' compensation, or disability insurance laws or to payments which reimburse an Employee for medical or medically-related expenses.

     (c) Back pay. To the extent not credited for either of the preceding purposes, an Employee shall be credited with an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the

Employer. If back pay is made with respect to one of the purposes set forth in provision (b) above, the number of creditable Hours of Service shall be subject to the limitations set forth in that provision.

     (d) Computation and Crediting of Hours. The Committee shall determine the number of creditable Hours of Service in any computation period on the basis of any records kept by the Employer that accurately reflect Hours of Service. If any payments (including back pay awards) relate to any period for which no duties are performed, the number of creditable Hours of Service shall equal the number of regularly scheduled working hours upon which the payment is based. If the payment is not calculated on the basis of units of time for which the hours may be determined, the number of creditable Hours of Service shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation before the period during which no duties are performed. In no event, however, shall an Employee be credited with a greater number of Hours of Service than the number of regularly scheduled hours for the performance of services during the applicable period.

     Hours of Service shall be credited to the computation period in which the services were performed, the period to which payments are made when no services are performed, or the period to which back pay awards relate, whichever is applicable. Hours of Service pursuant to maternity/paternity leave shall be credited to the Employee in the Plan Year in which the absence from work begins only if the additional hours afforded would prevent the Participant from incurring a one year Break in Service; otherwise these hours shall be credited to the Participant in the Plan Year immediately following the date the Participant begins his absence from work. The crediting of Hours of Service for reasons other than the performance of services and the crediting of Hours of Service to computation periods shall be made in accordance with 29 C.F.R. sections 2530.200b-2(b) and (c) which are hereby incorporated by this reference.

     (e) Alternative Method of Crediting Hours. In lieu of counting an Employee's actual number of Hours of Service during any computation period, the Committee shall credit each Employee who earns at least one Hour of Service during any week of employment with 45 Hours of Service for each such week.

     (f) Military Service. An Hour of Service shall be credited for each hour of the normally scheduled work hours for each day during any period the Employee is on leave of absence from an Employer or any Affiliated Company for military service with the Armed Forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided that if he fails to report for work at the end of such leave during which he has employment rights, he shall not receive credit for hours on such leave.

     SECTION 2.24 "Investment Manager" means any individual or corporation selected by the Board or by any Board-appointed committee having the authority to select such person who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; or (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state and each individual or corporation acknowledges in writing that he or the corporation, as the case may be, is a fiduciary with respect to the Plan.

     SECTION 2.25 "Leased Employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (the "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     A Leased Employee shall not be considered an employee of the Employer if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), Section 402(h) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's Non-highly Compensated Employee workforce.

     SECTION 2.26 "Leave of Absence" means any leave formally granted in conformity with the rules of the Employer, as adopted from time to time, and leave on account of continued Disability following the expiration of a period of disability benefits. A Leave of Absence for a period not exceeding one month, except a leave following the expiration of disability benefits, will be granted automatically in accordance with the rules of the Employer without approval of the Committee. The period of absence shall be credited in computing the Employee's Hours of Service and the Employee shall be eligible for all benefits during his absence. A Leave of Absence for any period in excess of one month shall not be effective unless approved in writing by the Committee and in any case in which approval is given, the Committee shall indicate the effect of such leave on the Employee's entitlement to benefits. An Employee's absence following the expiration of a period of disability benefits shall be considered as a separation from service unless the Employee is granted a Leave of Absence by the Committee. The Committee may deem such absence to be an approved Leave of Absence, however, if satisfactory evidence is furnished that a Disability was continuous during the entire period of absence.

     SECTION 2.27 "Normal Retirement Age" means 65. Effective for Plan Years beginning after December 31, 1987, Normal
Retirement Age means the later of age 65 or the fifth anniversary of the Participant's commencement of participation in the Plan.

     SECTION 2.28 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's
Normal Retirement Age.

     SECTION 2.29 "Participant" means an Employee participating in this Plan in accordance with the provisions of Section 3.1.

     SECTION 2.30  "Plan" means the Frontier Corporation
Management Pension Plan as set forth herein, as amended from time to time.

     SECTION 2.31  "Prior Plan" means the Frontier Corporation
Management Pension Plan as in effect on December 31, 1986.

     SECTION 2.32 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is 50 percent of the amount which is payable during the joint lives of the Participant and his spouse. The amount payable during the joint lives of the Participant and his spouse shall be the Actuarial Equivalent, determined on an individual Participant basis, of the amount otherwise payable to the Participant as a life annuity in accordance with the applicable benefit formula of
Article IV, provided that in no event shall any reduction from the life annuity exceed 10 percent of the life annuity amount.
If the Participant's spouse predeceases the Participant, the benefits thereafter payable to the Participant shall revert to the unreduced amount to which the Participant is entitled in accordance with the applicable benefit formula of Article IV.

     SECTION 2.33 "Qualified Pre-Retirement Survivor Annuity" means an annuity for the surviving spouse of a Participant in an amount equal to the amount payable to such surviving spouse if benefits had been paid as a Qualified Joint and Survivor Annuity. If the Participant dies after his Early Retirement Date the benefit amount shall be determined as if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death. In the case of a Participant who has any vested Accrued Benefit and who dies on or before his Early Retirement Date, the benefit amount shall be calculated as if he had (a) separated from service on his date of death; (b) survived to his Early Retirement Date; (c) retired with an immediate Qualified Joint and Survivor Annuity on his Early Retirement Date; and (d) died on the day after what would have been his Early Retirement Date.

     SECTION 2.34 "Trust" or "Trust Fund" means the Frontier Corporation Pension Fund (the "Pension Fund") or the Frontier Corporation Second Pension Fund (the "Second Pension Fund") or both as the context may require, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan. The Pension Fund and Second Pension Fund constitute common trust funds for the Employer's Management Pension Plan, Craft Pension Plan-I and Craft Pension Plan-II, all of which funds are available to pay benefits under any of the three plans.

     SECTION 2.35  "Trustee" means Boston Safe Deposit and Trust
Company or any other trustee appointed by the Board to administer the Trust.

     SECTION 2.36  "Year" or "Plan Year" means the
twelve-consecutive-month period ending each December 31.  The
Plan Year shall be the accrual computation period, the vesting computation period and the limitation year as these terms are used in regulations issued pursuant to ERISA.

     SECTION 2.37 "Year of Service" means any Eligibility Computation Period or Plan Year during which an Employee completes at least 1,000 Hours of Service with the Employer or with an Affiliated Company. A Participant shall also be given credit for each month of service not included in a period for which a Year of Service has been earned under the 1000 hour rule, subject to the following:

     - the Participant must have worked at least 140 Hours of Service in the month;

     - the service must have been performed before the Participant commenced participation in this Plan;

     -    the service must have been performed for Frontier
          Corporation but not already credited under any defined benefit plan of Frontier Corporation or any Affiliated
          Company; and

     - the service will be credited only to calculate the amount of a Participant's entitlement to an early or normal retirement service pension.

     A Participant whose last day of work at Frontier Corporation was February 5, 1993 shall also be given credit for each month of service not included in a period for which a Year of Service has been earned under the 1,000 hour rule. For purposes of determining a Participant's Accrued Benefit, of applying the Plan's benefit formula and of determining the length of service needed for receiving an unreduced benefit, the term Year of Service shall include only those periods of time during which either (1) the Employer or an Affiliated Company maintained this Plan or (2) service credit is granted pursuant to the transfer policy in Section 4.3.

     SECTION 2.38 The masculine gender whenever used shall include the feminine and the singular shall include the plural, unless the context clearly indicates the contrary.

             ARTICLE III - Participation and Service

     SECTION 3.1  Eligibility.   Every management Employee shall
be eligible to become a Participant on the first day of the month after he meets the following age and service requirements: attains age 21; and completes one Year of Service during his Eligibility Computation Period. An Employee who satisfies the age and service requirements of this Section but who separates from the service of the Employer prior to his entry date is not entitled to become a Participant on that entry date. In the discretion of the Committee, an individual who is a management employee of Frontier Corporation but who is assigned to an Affiliated Company that has not adopted this Plan may participate in the Plan under such arrangements as the Committee may prescribe.

     Notwithstanding the above, this Plan does not cover any Employee who (1) is in a unit of employees covered by a collective bargaining agreement unless such agreement provides for the application of this Plan to the employees in such unit,
(2) is not in a collective bargaining unit but is in a non-exempt hourly status, (3) is a temporary employee, or (4) is a Leased Employee.

     SECTION 3.2  Inactive Status.   Any Participant who fails to
complete 1,000 Hours of Service with the Employer in any Plan Year shall be treated as an inactive Participant for that Plan Year and shall not accrue a benefit for that Year. In the event such Participant completes 1,000 Hours of Service with the Employer in a subsequent Plan Year, he shall revert to active status with full rights and privileges under the Plan restored as of that Year.

     SECTION 3.3  Participation and Service upon Reemployment.
Participation in the Plan shall cease as of the last day of the Plan Year in which a Participant has both terminated his employment with the Employer and has incurred a Break in Service, as this term is defined in Article II.

     Upon the reemployment of any person who had previously separated from the service of the Employer and suffered a Break in Service, the following rules shall apply in determining his participation in the Plan and his credit, if any, for Years of Service completed prior to termination:

     (a) Participation: If the reemployed Employee had satisfied the eligibility requirements of Section 3.1 (whether or not he had become a Participant) prior to suffering a Break in Service, he may become a Participant immediately upon his date of rehire.

     If the reemployed Employee had not satisfied either the age or service requirements prior to suffering a Break in Service, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee. The date of rehire shall for this purpose be the Employee's new Employment Date. If he had completed the service requirement prior to his Break in

Service he may become a Participant on the first day of the month after satisfying the Plan's age requirement on or following his date of rehire.

     (b) Vesting credit for prior Years of Service: In the case of a Participant whose prior employment terminated at a time when any portion of his Accrued Benefit had vested, all Years of Service attributable to his prior period of employment shall be reinstated as of the date of his reparticipation.

     In the case of a reemployed Employee who was not a Participant in the Plan during his prior period of employment or whose prior employment terminated at a time when no portion of his Accrued Benefit had become vested, any Years of Service attributable to his prior period of employment shall be restored except in those cases where the number of consecutive one-year Breaks in Service equals or exceeds the greater of (1) five or
(2) the aggregate number of pre-break Years of Service. However, any rehired Employee who completes five Years of Service following his date of rehire shall be credited with all pre-break Years of Service.

                    ARTICLE - Benefit Formula

     SECTION 4.1  Calculation of Benefit.   The annual rate of
retirement income benefit commencing on a Participant's Normal Retirement Date shall be the sum of (1) and (2) where (1) equals
1.39 percent times the Participant's Years of Service times the Participant's average annual Compensation during the five consecutive Years of Service during which the Participant was paid the highest annual Compensation, but not to exceed the Social Security Wage Base in effect during the calendar year preceding retirement; and (2) equals 1.54 percent times the Participant's Years of Service times the average of his last five years of Compensation preceding retirement in excess of the Social Security Wage Base in effect during the calendar year preceding retirement. The five year average compensation factor used in (1) above shall be the higher of the average obtained using calendar years of service or the average obtained using 12-consecutive-month years of service ending on a Participant's date of retirement or any anniversary thereof.

     In applying this formula with respect to any Participant whose Compensation includes amounts he has contributed to the Employer's Employees' Retirement Savings Plan, all such employee tax-deferred contributions shall be deemed to be Compensation in excess of the Social Security Wage Base.

     This formula benefit is computed on the basis of the benefit being payable in the form of an annuity for the life of the Participant with no further payments after his death. The actual amount of accrual or monthly benefit shall depend on the actual form of payment being paid in accordance with Article VI which shall, in any event, be a benefit of actuarially equivalent value of the rate determined under this Section 4.1.

     SECTION 4.2  Accrued Benefit.   A Participant's Accrued
Benefit at any particular point in time shall equal his Section
4.1 formula benefit based upon his Compensation and Years of Service as of the date such Accrued Benefit is being determined.

     SECTION 4.3  Transfer Policy.   (a) Where the Code Treats
this Plan and Another Plan as a Single Plan. This subsection (a) applies where a Participant in this Plan transfers to or from another defined benefit plan whose assets are considered to be a part of the assets of this Plan pursuant to the rules of Code section 414(1). In this event, the Participant's entitlement to receive benefits, and the level of such benefits, from either this Plan or the other plan shall be determined in accordance with the benefit formula of the plan in which the Participant then participates actively, taking into account all of his service and Compensation under both plans. No benefit shall be payable from the plan in which the Participant is not then active. In no event, however, shall the Participant's benefit from either plan be less than the accrued benefit he had earned under the other plan.

     (b) Where the Code Does Not Treat this Plan and Another Plan as a Single Plan. If a Participant ceases to be an active Participant in this Plan because he has been transferred to the employ of an Affiliated Company that maintains a defined benefit pension plan, his Accrued Benefit under this Plan together with an allocable portion of the Plan's assets shall be transferred to the plan maintained by the Affiliated Company. The transfer of assets and liabilities shall be made at such time and pursuant to such terms and conditions as the Committee may determine in accordance with applicable law.

     If an Employee who becomes an active Participant in this Plan has an accrued benefit under a defined benefit pension plan maintained by an Affiliated Company, the Committee shall accept a transfer of such accrued benefit together with an allocable portion of the other plan's assets at such time and pursuant to such terms and conditions as the Committee may determine in accordance with applicable law. In the event of such transfer, the Participant's benefits shall be determined pursuant to the terms of this Plan taking into account all of the Participant's compensation and service credited under the Affiliated Company's plan as of the date of transfer. If this Plan has a career pay formula, current and future benefit accruals shall be determined under this Plan's formula while a Participant's past service benefit shall equal the accrued benefit transferred to the Plan.

     In no event shall a Participant's Accrued Benefit under this Plan be less than the accrued benefit he earned under the Affiliated Company's plan as of the date such benefit is transferred to this Plan, including early retirement benefits, retirement-type subsidies and optional forms of benefits, all as determined pursuant to Code section 411(d)(6) and regulations thereunder.

     A Participant in this Plan shall be credited with all Years of Service with the Employer and with any Affiliated Company for purposes of eligibility, vesting and entitlement to benefits, whether or not the Participant had an accrued benefit in another plan that has been transferred to this Plan.

     (c) Transfers from Upstate Partners. A Participant may elect to transfer his accrued benefit from the Upstate Partners Pension Plan to this Plan in accordance with the terms of the Upstate plan. In this event, the Participant shall be credited for all purposes under this Plan with all service and compensation he has with both the Employer and, to the extent taken into account in determining his accrued benefit, the Upstate Partners. The Participant's Accrued Benefit shall be determined under the terms of this Plan taking into account such aggregate service and compensation provided that in no event shall the Accrued Benefit be less than the aggregate of the accrued benefit transferred from the Upstate Partners Pension Plan plus the Accrued Benefit under the Plan, if any, immediately preceding the transfer of the accrued benefit from the Upstate Partners Pension Plan to this Plan.

              ARTICLE V - Retirement Income Benefits

     SECTION 5.1  Normal Retirement.   A Participant who retires
upon reaching his Normal Retirement Age shall be 100 percent vested in the retirement income benefit calculated pursuant to
Section 4.1. This benefit shall commence on the Participant's Normal Retirement Date unless a later date is chosen in accordance with the provisions of Section 6.4 and shall be paid in the form selected pursuant to the provisions of Article VI.

     SECTION 5.2  Unreduced Early Retirement Benefit.   A
Participant who reaches age 55 and completes at least 20 Years of Service or who completes at least 30 Years of Service, regardless of his age, may elect early retirement. The amount of his early retirement benefit shall be determined in accordance with Article IV using the Participant's relevant service and Compensation as of his Early Retirement Date. This benefit shall be payable on the Participant's Early Retirement Date without reduction to take account of its being paid prior to Normal Retirement Age.

     SECTION 5.3  Reduced Early Retirement Benefit.   Each
Participant who reaches age 50 but not 55 and who has completed at least 25 Years of Service may also elect early retirement. The amount of this benefit shall be determined in accordance with Article IV using the Participant's relevant service and Compensation as of his Early Retirement Date. If the benefit is payable prior to age 55 it shall be reduced by 0.5 percent for each calendar month or part thereof by which his age at termination of employment is less than 55 years.

     SECTION 5.4  Deferred Retirement.   For Plan Years ending
before January 1, 1988, any Participant who continues in employment after reaching his Normal Retirement Age shall receive a benefit commencing on the first day of the month following his actual retirement date which shall be equal to the benefit he would have received had he retired at Normal Retirement Age.
This benefit shall be computed using the Section 4.1 formula in effect on the Participant's Normal Retirement Age, using the Participant's Compensation and service as of such Normal Retirement Age. No actuarial adjustment shall be made to account for the benefit payments commencing after Normal Retirement Age.

     A Participant who has at least one Hour of Service in any Plan Year beginning after December 31, 1987, and who retires after reaching his Normal Retirement Age, shall receive a benefit equal to the Section 4.1 formula benefit, using for this purpose the Participant's service and Compensation figures as of his actual retirement date. No actuarial adjustment shall be made to account for the benefit payments commencing after Normal Retirement Age.

     The actual benefit paid to the Participant shall be in the form selected pursuant to the provisions of Article VI.

     SECTION 5.5  Disability Benefit.   A Participant who suffers
a Disability and is eligible to receive benefits under the Employer's Long Term Disability Benefit Plan shall be entitled to receive a benefit beginning upon cessation of benefits under the Long Term Disability Benefit Plan at or after the Participant's Normal Retirement Date. The amount of this benefit shall be equal to the greater of the amount payable under Section 5.1 or the amount calculated pursuant to the benefit formula of Section
4.1 taking into account the following factors:

- Notwithstanding the limitations of Sections 2.23(b) and 2.36, a Year of Service shall be credited to the Participant for each Plan Year during which any benefits are payable to the Participant under the Long Term Disability Benefit Plan but no service credit shall be granted for any Year after the Year in which the Participant reaches age 65.

- Compensation shall be determined on the basis of remuneration paid to the Participant prior to the commencement of benefits under the Long Term Disability
     Benefit Plan.

- The maximum benefit provided using the foregoing service and compensation assumptions cannot exceed the level of benefits being paid to the Participant under the Long Term Disability
     Benefit Plan.

     SECTION 5.6  Deferred Vested Benefit.   A Participant who
has five or more Years of Service and terminates employment before he is eligible for a normal or an early retirement benefit shall be entitled to receive a deferred vested benefit, provided that for Plan Years ending before January 1, 1989, ten or more Years of Service are required for a deferred vested benefit. The amount of this benefit shall be equal to the Participant's Accrued Benefit as of his termination date.

     The deferred vested benefit shall be paid commencing on what would have been the Participant's Normal Retirement Date unless it is cashed out earlier in accordance with Section 5.7 or, at the Participant's election, is paid at what would have been the Participant's Early Retirement Date, providing that the Participant has sufficient service and has reached the age or ages prescribed in Sections 5.2 or 5.3, whichever is applicable. If a Participant elects to have his deferred vested benefit paid prior to Normal Retirement Age, the monthly benefit shall be reduced to the Actuarial Equivalent of the benefit which would have been payable at his Normal Retirement Date.

     SECTION 5.7  Cash out of Accrued Benefit.   If a Participant
terminates participation in the Plan at a time when the present value of his nonforfeitable Accrued Benefit attributable to Employer contributions is $3,500 or less, the present value of the benefit shall be paid in a lump sum in cash within one year of termination of participation. Unless the Participant makes a repayment of the cashout distribution as provided below, all years of participation to which the cashout relates shall be disregarded in any subsequent determination of his Accrued Benefit under Article IV.

     If an individual to whom this cashout provision applies later resumes participation in the Plan, he may repay the full amount of the cashout distribution plus interest from the date of distribution to the date of repayment, compounded annually at the rate required under Code section 411(c)(2)(C). If such repayment is made before the Participant has five consecutive one year Breaks in Service beginning after the distribution, the Accrued Benefit previously disregarded shall be restored.

     No cashout shall be permitted under this Plan if the present value of a Participant's Accrued Benefit exceeds $3500.

     SECTION 5.8  Normal Retirement Benefit.   The amount of the
normal retirement benefit provided shall be the greater of what a Participant or Former Participant could have received under the early retirement provisions of the Plan or the benefit commencing at his Normal Retirement Date.

     SECTION 5.9  Benefits Not Affected by Subsequent Social
Security Changes.   Any benefits which are
being paid to a Participant, Former Participant, Beneficiary or Contingent Annuitant under this Plan and the vested benefit of a Participant or Former Participant who has separated from the service of the Employer shall not be decreased by reason of any post-separation increase in the benefit levels or the wage base under Title II of the Social Security Act effective after the later of September 2, 1974, or the date of first receipt of any benefit provided by this Plan. In the case of a Participant who separates from the service of the Employer with a vested benefit and who returns to employment and participation in the Plan, his vested benefit shall not be decreased by reason of any post-separation increase in Social Security benefit levels or the wage base effective after September 2, 1974, and during separation from service which would decrease the benefits to which he would have been entitled had he not returned to service after his separation.

     SECTION 5.10  Maximum Benefit.   The maximum annual benefit
(i.e., the benefit computed under Article IV) payable under this Plan and all other defined benefit plans of the Employer shall be limited to the maximum amounts permitted under Code section 415. In general, section 415 limits a Participant's annual benefit to the lesser of $90,000 or the Participant's average annual compensation during the three consecutive Years of Service as a Participant affording the highest such average, or during all years if less than three. If the Participant has not completed ten years of participation, such maximum annual dollar benefit shall be reduced in the ratio which the number of his years of participation bears to ten; if the Participant has less than 10 years of service with the Employer, the compensation limit shall be reduced by one-tenth for each year of service (or part thereof) less then ten. The maximum dollar limitation applies to a benefit payable at the Social Security retirement age and shall be adjusted in accordance with cost of living increases in the amount determined by the Commissioner of Internal Revenue.

     For any benefit payment which is to commence after the Social Security retirement age, the maximum dollar limitation shall be the actuarial equivalent of the maximum dollar limitation at the Social Security retirement age. In computing actuarial equivalency, the interest assumption shall be the lesser of five percent or the percent specified in the Plan's definition of Actuarial Equivalent.

     For any benefit payment which is to commence before the Social Security retirement age, the maximum dollar limitation shall be reduced in accordance with this paragraph. The dollar limitation for a Participant who has reached age 62 but not the Social Security retirement age shall be reduced by 5/9 of 1 percent for each month by which benefits commence before the month in which the Participant attains age 65 (assuming this is the Participant's Social Security retirement age). If the Participant's Social Security retirement age exceeds 65, the dollar limit shall be reduced by 5/9 of one percent for each of the first 36 months and 5/12 of 1 percent for each additional month that the date the Participant's Annuity Starting Date precedes his Social Security retirement age. For persons who retire prior to age 62 pursuant to the early retirement provisions of Sections 5.2 and 5.3 the maximum dollar limitation shall be further reduced for months prior to age 62 on an actuarial basis, using for this purpose an interest assumption of

5 percent and the 1984 George B. Buck Mortality Table assuming a blend of 55 percent male and 45 percent female. The dollar limitation for any other benefits paid prior to age 62 shall be reduced actuarially for months prior to age 62 using the Actuarial Equivalent assumptions set forth in Section 2.2 of this Plan.

     Notwithstanding the foregoing, if a Participant's annual benefit does not exceed $10,000 and he had not at any time participated in a defined contribution plan maintained by the Employer, he may receive the full amount of such retirement income benefit without regard to the limitations provided in this Section.

     For purposes of this Section, a Participant's compensation means the total remuneration paid to the Participant by the Employer during the Plan Year for personal services actually rendered, after the application of any salary reduction agreement the Participant may have entered into with the Employer, excluding Employer contributions to this Plan or any other plan of deferred compensation, amounts realized upon the exercise of a stock option or the lifting of restrictions on restricted stock, amounts realized upon a disqualifying disposition of stock acquired pursuant to an ISO or other qualified stock option or other amounts which receive special tax benefits provided in this Section.

     If the maximum dollar limitation under this Section 5.10 and under section 415 of the Code is increased in accordance with cost of living adjustments pursuant to section 415, all benefits in pay status that are subject to such limitation shall increase to the maximum level permitted taking into account the cost of living adjustment, provided that in no event shall the benefit be increased to more than the benefit level calculated under this Plan without regard to the Code's dollar limitation.

     SECTION 5.11  Limits for Combined Plans.   If a person
participates at any time in both a defined benefit plan and a defined contribution plan ever maintained by the Employer or any Affiliated Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Year may not exceed 1.0. For purposes of this Section, the defined contribution plan fraction for any Year is the person's annual additions, as defined in section 415 of the Code, in such Year and all prior Years of Service over the lesser of the following amounts for such Year and for each prior Year: (a) 1.25 times the dollar limitation of Code section 415(c)(1)(A) for the pertinent Year or (b) 1.4 times the amount that could be contributed under the percentage limitation of Code section 415(c)(1)(B) for the individual. The defined benefit plan fraction for any Year is the person's projected annual benefit under all defined benefit plans maintained by the Employer and any Affiliated Company over the lesser of the following amounts for such Year and for each prior Year: (a) 1.25 times the dollar limitation of Code section 415(b)(1)(A) for the pertinent Year or
(b) 1.4 times the amount that could be taken into account under the percentage limitation of Code section 415(b)(1)(B) for the individual.

     In the case of a Participant in the Plan as of the limitation year beginning January 1, 1987, the limitations of this Section 5.11 and of Section 5.10 shall not require a reduction in the Participant's Accrued Benefit earned as of the last limitation year ending December 31, 1986. Excess Accrued Benefits shall be eliminated as of the limitation year commencing January 1, 1987.

     The Committee shall monitor the contributions and benefits with respect to each Participant under all plans maintained by the Employer and any Affiliated Company. The Committee in its discretion shall reduce any such contributions or benefits to prevent the combined defined benefit plan and defined contribution plan fractions from exceeding 1.0.

     SECTION 5.12  Suspension of Benefits.   Neither an eligible
Employee under Section 3.1 who continues working beyond Normal Retirement Age nor an eligible Employee under Section 3.1 who has commenced receiving Plan benefits and is subsequently reemployed by the Employer shall be entitled to receive benefits from this Plan during his period of employment with the Employer. Any such withholding of benefits shall apply only with respect to any month during which the Participant has 40 or more Hours of Service with the Employer or an Affiliated Company which maintains this Plan.

     The Committee shall notify each Participant to whom this suspension applies by personal delivery or first class mail during the first month in which payments are withheld that the Participant's benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description and a copy of this Section and a statement that the applicable Department of Labor regulations may be found in section 2530.203-3 of Title 29 of the Code of Federal Regulations.

     A Participant whose benefits have been suspended in accordance with this Section shall be entitled to have his benefit payments commence or resume, as the case may be, as of the first payment date following the Participant's cessation of employment. The amount of such payment shall be the greater of
(1) the benefit the Participant had been entitled to receive immediately prior to the suspension provided for in this Section, or (2) the benefit the Participant would be entitled to receive upon his ultimate cessation of employment taking into account, where required by the applicable benefits provisions, his service and compensation figures during the suspension. No actuarial adjustment shall be made to account for the period of suspension or the fact that benefits commence after Normal Retirement Age except, in the latter case, as may be provided for in the deferred retirement provisions of Section 5.4.

     SECTION 5.13  Notification to Participants of Benefits and
Reductions.   Once each Plan Year the Committee shall notify each
Participant of the following information concerning his participation in the Plan: (1) his Accrued Benefit under the Plan; (2) the amount of his Accrued Benefit which is vested or, if no benefits have vested, the earliest date on which benefits can become vested; (3) any benefits that are forfeitable if the Participant dies before a certain date; and (4) any reduction in benefits required on account of the limits set forth in Sections
5.10 and 5.11 of the Plan.

     SECTION 5.14  Subsidized Pre-ERISA Joint and Survivor
Annuity.   Effective with the first benefit payment payable on or
after July 1, 1989, benefits paid in the form of a joint and one-third survivor annuity to pre-ERISA retirees and to surviving annuitants of pre-ERISA retirees shall be paid in the form of a joint and 50 percent survivor annuity. The benefit payable during the joint lives of the retiree and the retiree's spouse shall not be decreased actuarially to reflect the increase from 33 1/3 percent to 50 percent in the benefit payable to the retiree's surviving annuitant. In addition, any actuarial reduction for the survivor option shall not exceed 10 percent of the life annuity amount. The increased benefits payable under this Section shall apply only to future monthly payments.

     SECTION 5.15  Benefit Supplement for Retirees.   Except for
a person receiving a deferred vested benefit or a contingent annuitant of such person, each individual receiving a pension benefit or a disability pension benefit prior to January 1, 1990, shall receive an increase in the amount of such benefit according to the following schedule:


  Year Benefit        Increase in
Payment Commenced   Benefit Payment
------------------------------------
prior to 1967            7.0%
 1967 - 1981             6.0%
 1982 - 1986             5.5%
 1987 - 1988             5.0%
     1989                2.0%

The increase in benefits shall be effective with the first benefit payment due on or after March 1, 1991, and shall continue for as long as the recipient is entitled to receive Plan benefits.

     In applying the foregoing schedule for retiree benefits, the amount of the increase shall be based on the year in which benefit payments to the retiree commenced. For persons receiving survivor annuity benefits, the increase shall be based on the year in which the survivor annuity benefits commenced.

     SECTION 5.16  Enhanced Retirement Option.   (a) Eligible
Participants. This Section 5.16 provides enhanced benefits for Participants who are employed by the Employer on December 28, 1990, and who, without application of the terms of this Section, have at least 5 Years of Service on this date. Notwithstanding the foregoing, this Section does not cover persons who are on pre-pension leave on December 28, 1990, or executive officers of the Employer.

     (b) Increase in Accrued Benefit. Each eligible Participant's Accrued Benefit determined as of December 28, 1990 shall be calculated by adding 5 years to the Participant's actual age on such date and by adding 5 Years of Service to the Participant's actual Years of Service on such date. All other factors used in computing a Participant's Accrued Benefit on December 28, 1990 shall be those actually in effect on this date. Any Participant who becomes entitled to receive a benefit from the Plan on and after December 28, 1990, shall receive the higher of his or her Accrued Benefit determined under this Section as of such date or the benefit calculated in the normal fashion under
Article IV using relevant factors on the determination date without the addition of the 5 years of age and service provided for in this Section.

     (c) Increase in Age and Service for Benefit Entitlement Purposes. As of December 28, 1990, each eligible Participant shall have 5 years added to his or her actual age on such date and 5 years to his or her actual Years of Service on such date for purposes of determining eligibility to receive a normal or an early retirement service pension under Sections 5.1, 5.2 or 5.3 of the Plan. In determining whether a Participant has the requisite age or service to retire on and after December 28, 1990, an eligible Participant shall be considered to have the higher of his or her age and service as determined under this provision on December 28, 1990 or his or her actual age and service on the date the determination is made.

     (d) One-time Supplement. An eligible Participant who voluntarily ceases active employment on December 28, 1990 and is eligible immediately following any vacation and pre-pension leave for either a service or an early retirement service pension under Sections 5.1, 5.2 or 5.3 (including a Participant who becomes eligible for such pension by application of the preceding provisions) shall have his or her monthly pension increased by 10 percent of the amount calculated after application of the preceding provisions. The 10 percent supplement shall be applied to the benefit after any reduction for early retirement under
Section 5.3 but prior to any reduction for the Qualified Joint and Survivor Annuity under Section 6.1. Payment of the 10 percent supplement shall commence with the first pension payment on or after December 28, 1990 and continue in effect until the earliest of the following:

-    December 31, 1995

-    the day preceding the Participant's 65th birthday

- the day the Participant returns to employment and becomes covered by this Plan

-    the Participant's death

The annual benefit payment under this subsection (d) shall not exceed the 1990 Social Security maximum benefit.

     SECTION 5.17  Voluntary Pension Incentive.   A 7 1/2 percent
supplemental pension benefit shall be paid to Plan Participants who satisfy all of the following criteria:

- on November 30, 1992 the Participant is in the active employ of an Employer, is on pre-pension leave or is on vacation incident to pre-pension leave;

- the Participant is not nor has ever been an executive officer of Frontier Corporation;

- the Participant is entitled to receive either a service or an early retirement service pension under Sections 5.1, 5.2 or 5.3 of the Plan after taking into account any accrued vacation or pre-pension leave to which he is entitled; and

- the Participant voluntarily chooses to retire and commences the retirement process on or before December 31, 1992.

The 7 1/2 percent supplement amount shall be determined by multiplying 7 1/2 percent times the benefit amount to which the Participant is entitled after any reduction for early retirement under Section 5.3 but prior to any reduction for the Qualified Joint and Survivor Annuity under Section 6.1. Payment of the supplement shall commence with the first monthly pension payment made after December 31, 1992 and shall continue in effect until the earliest of the following:

-    the completion of 60 monthly pension supplement payments;

- the date a Participant is first eligible to receive unreduced old-age insurance benefits under Title II of the Social Security Act;

-    the Participant's death.

The annual benefit payment under this Section 5.17 shall not exceed a Participant's annual unreduced old-age insurance benefits under Title II of the Social Security Act calculated on the assumption that a Participant has no FICA wages after the date he commences receiving benefits under this Plan.

     SECTION 5.18  QDRO's.   Benefits shall be payable under this
Plan to an alternate payee pursuant to the terms of any qualified domestic relations order. The Committee has the responsibility for determining if a domestic relations order is qualified and whether its payment terms are consistent with the terms of the Plan.

     SECTION 5.19  Enhanced Retirement Option.  (a) Eligible
Participants.   This Section 5.18 provides enhanced benefits for
Participants who are in the active employ of the Employer, on January 3, 1994, including Participants on vacation, and who, without application of the terms of this Section, have at least 5 Years of Service on this date. Notwithstanding the foregoing, this Section does not cover persons who on January 3, 1994 are on pre-pension leave or who are executive officers of the Employer.

     (b) Increase in Accrued Benefit. Each eligible Participant's Accrued Benefit determined as of January 3, 1994 shall be calculated by adding 5 years to the Participant's actual age on such date and by adding 5 Years of Service to the Participant's actual Years of Service on such date. Notwithstanding the above, an eligible Participant whose last day of work is on or before March 31, 1994 shall have the additional 5 Years of Service added to his actual Years of Service determined as of his or her retirement date. All other factors used in computing a Participant's Accrued Benefit on January 3, 1994 shall be those actually in effect on this date. Any Participant who becomes entitled to receive a benefit from the Plan on and after January 3, 1994, shall receive the higher of his or her Accrued Benefit determined under this Section as of such date or the benefit calculated under other applicable Plan provisions using relevant factors on the determination date without the addition of the 5 years of age and service provided for in this Section.

     (c) Increase in Age and Service for Benefit Entitlement Purposes. As of January 3, 1994, each eligible Participant shall have 5 years added to his or her actual age on such date and 5 years to his or her actual Years of Service on such date for purposes of determining eligibility to receive a normal or an early retirement service pension under Sections 5.1, 5.2 or 5.3 of the Plan. In determining whether a Participant has the requisite age or service to retire on and after January 3, 1994, an eligible Participant shall be considered to have the higher of his or her age and service as determined under this provision on January 3, 1994 or his or her actual age and service on the date the determination is made.

     (d) Impact on Vesting.  Service credit granted under this
Section 5.19 shall not be taken into account for determining the portion of a Participant's benefit that is vested.

              ARTICLE VI - Form of Benefit Payments

     SECTION 6.1  Normal Form of Payment.   The normal form of
payment of retirement income benefits shall be monthly installments determined as follows:

     (a) Unmarried Participant. If the Participant is not married when he becomes eligible to receive any benefits under this Plan, his retirement income benefit shall be payable in the form of a straight life annuity. Under such annuity, retirement income payments will be made monthly during the Participant's lifetime with no further payments on his behalf after his death.

     (b)  Married Participant.   If the Participant is married
when he becomes eligible to receive any benefits under this Plan, the normal form of benefit shall be a Qualified Joint and Survivor Annuity. The amount of benefit payable in this form shall be the Actuarial Equivalent of the benefit determined under
Article IV.

     (c)  Election of Optional Method of Payment.   In accordance
with the terms of this subsection, a Participant may elect not to receive his benefit in the normal form of payment and elect instead one of the optional forms of benefits set forth in
Section 6.2. The Committee shall provide each Participant, not less than nine months before his Early Retirement Date, a retirement application form describing the normal and optional forms of benefit payments, including their relative financial effects in terms of dollars per annuity payment on the Participant. The form shall indicate the Participant's right to waive a survivor annuity and his spouse's right to consent to such waiver or refuse such consent. This form shall provide a place for the Participant to indicate his Annuity Starting Date, the election of the normal or an optional method of payment and his Beneficiary or Contingent Annuitant, whichever is applicable. The completed form shall be signed by the Participant and bear the written consent of his spouse. The spouse's consent shall acknowledge the effect of the election and the form shall either be notarized or be witnessed by a Plan representative and must be returned to the Committee within the Election Period. Failure to obtain the spouse's consent or to designate an optional form of payment or the revocation of a previously designated optional method shall result in the Participant's receiving his benefits in the normal form of payment unless another election is made within the Election Period.

     In the event of the death of a Participant before his Early or Normal Retirement Date, no optional benefit shall be paid.

     SECTION 6.2  Optional Forms of Benefits.   The optional
benefits, all of Actuarial Equivalent value, which a Participant may elect pursuant to Section 6.1(c) are as follows:

     OPTION A: In the case of a married Participant, a straight life annuity.

     OPTION B: A reduced benefit payable during the Participant's life equal to 90 percent of the benefit to which he would otherwise be entitled with the provision that after his death an income at one-half the rate of his reduced benefit payable to his designated parent as Contingent Annuitant during the parent's life. If the parent predeceases the Participant, the benefits thereafter payable to the Participant shall revert to the unreduced amount to which he would have otherwise been entitled.

     SECTION 6.3  Facility of Payment.   If the Committee shall
find that any person to whom a benefit is payable from the Plan is unable to care for his affairs, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or legal representative) may be paid to the spouse, child, parent or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment shall discharge the liability of the Plan therefor.

     SECTION 6.4  Time of Benefit Payments.   In the event
benefits become payable to a Participant or, in the event of his death, become payable to his Beneficiary, the Committee shall consult with the Participant or his Beneficiary, as the case may be, concerning the manner and the timing of benefit payments. Based on such consultation and any other pertinent factors, the Committee in its sole discretion shall direct the Trustee in writing concerning the manner and timing of benefits to the recipient. In any event, all distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the regulations, which regulations are summarized generally in the following paragraphs.

     Unless the Committee in its discretion determines otherwise, payments shall begin no later than the April 1 following the calendar year during which the Participant dies, suffers a Disability or reaches his Normal, Early or Deferred Retirement Date, as the case may be, and has terminated employment with the Employer or an Affiliated Company. Notwithstanding the above, benefit payments must commence no later than the April 1 following the calendar year in which a Participant attains age 70 1/2 even if he continues in employment with the Employer. In no event shall payments begin later than sixty days after the close of the Plan Year in which the latest of the following occurs:
(1) the Participant's attainment of age 65; (2) the termination of the Participant's service with the Employer; (3) the 10th anniversary of the Participant's commencement of participation in this Plan; or (4) for a Participant who commences participation in the Plan after age 60, the fifth anniversary of the Participant's commencement of participation in this Plan; or (5) the date specified in writing to the Committee by the Participant (but not later than the year in which the Participant attains age 70 1/2). Notwithstanding any direction by the Participant to the contrary, all payments must be payable pursuant to a schedule whereby the Participant's entire interest in the Plan is paid over a period that does not extend beyond the life of the Participant or over the lives of the Participant and any individual he has designated as his Beneficiary (or over the life expectancies of the Participant and his designated individual Beneficiary). In addition, unless the benefit is payable as a Qualified Joint and Survivor Annuity with the Participant's spouse as the contingent annuitant, the payment method selected must provide that more than 50 percent of the present value of the payments projected to be paid to the Participant and his Beneficiary will be paid to the Participant during his life expectancy.

     In the event of the death of a Participant, Former Participant or Beneficiary while benefits are being paid under a schedule which meets the requirements of the preceding paragraph payments shall continue over a schedule at least as rapid as the period selected. In the event of the death of a Participant or Former Participant before benefit payments have commenced, any death benefit shall be distributed within five years of death unless the following conditions are met:

     (a) payments are made to an individual Beneficiary designated by the Participant;

     (b)  payments are made for the life of such individual
Beneficiary or over a period not extending beyond his life expectancy; and

     (c)  payments commence within one year of death.

If the designated Beneficiary is the Participant's spouse, payments may be delayed until the date the Participant would have attained age 70 1/2. If the spouse dies before payments begin, the rules of this paragraph shall be applied as if the spouse were the Participant.

     SECTION 6.5  Small Benefits.   In the case of a Participant
whose vested percentage is 100 percent and whose monthly installments of retirement income would be less than $10, the Committee may adopt alternate payment procedures in lieu of making monthly installments, provided that a benefit of actuarially equivalent value is paid. In the case of a Participant whose vested percentage is less than 100 percent, and whose monthly installment of retirement income would be less than $10, the Committee may adopt alternate payment procedures consistent with the cash out rules of Section 5.7.

     SECTION 6.6  Rollovers from Plan.   This Section applies to
distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

     An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code:
and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     A Participant includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Participants with regard to the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

                   ARTICLE VII - Death Benefits

     SECTION 7.1  Intent of Plan.   This Plan is designed
primarily to provide retirement income. There are, however, the circumstances set forth in the following Sections under which death benefits are payable from this Plan.

     SECTION 7.2  Contingent Annuity.   Upon the death of a
Participant who was receiving his benefit in the form of a contingent annuity, his Contingent Annuitant shall receive the payments designated for the Contingent Annuitant.

     SECTION 7.3  Pre-Retirement Spouse's Benefit.   Upon the
death of a married Participant before retirement but after becoming vested in any part of his Accrued Benefit, his surviving spouse shall be entitled to receive a Qualified Pre-Retirement Survivor Annuity. In the case of a Participant who had attained his Early Retirement Date on or before his date of death, this benefit shall commence on the first day of the month next following the date of death. In other cases the benefit shall commence on the first day of the month following what would have been the Participant's Early Retirement Date.

     At any time during his Election Period, a Participant shall have the right to waive the Qualified Pre-Retirement Survivor Annuity and select, if otherwise available under the terms of this Plan, an alternative form of benefit. Any such waiver shall be in writing, shall contain the written consent of the Participant's spouse and shall be either notarized or witnessed by a Plan representative. This election, once made, may be revoked at any time during the Election Period. To assist the Participant in making the election, the Committee shall provide the Participant a notice substantially similar to the notice specified in Section 6.1(c). This notice may be supplied at any time within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35.

     SECTION 7.4 Sickness and Pensioner Death Benefits. Upon the death of any Employee or any pensioner who is receiving normal, early, deferred or disability pension benefits in accordance with the provisions of Sections 5.1, 5.2, 5.3, 5.4 or 5.5, which death is caused by sickness or injury except an injury arising in the course of employment with the Employer, a death benefit will be paid to:

     (a) the spouse of the deceased Employee or pensioner if the spouse is legally married to him at the time of his death; or

     (b) the unmarried child or children under the age of 23 years (or over that age if physically or mentally incapable of self-support) of the deceased Employee or pensioner who was actually supported in whole or in part by the deceased Employee or pensioner at the time of his death; or

     (c) a dependent parent who lives in the same household with the Employee or pensioner or who lives in a separate household in the vicinity which is provided for the parent by the Employee or pensioner; or

     (d) a trust for the benefit of any of the above beneficiaries.

     If none of the enumerated beneficiaries survives the Employee or pensioner, no death benefit will be paid under this Plan. If two or more of the enumerated beneficiaries survive the Employee or pensioner, the Committee, in its sole discretion, may pay the death benefit to one of the beneficiaries or allocate it among the beneficiaries in such portions as it may determine.

     The amount of the death benefit shall equal 12 months' wages computed at the Employee's or pensioner's most recent rate of pay at the date of death or at retirement, as the case may be. If the Employee or pensioner was not employed full time, the death benefit shall be prorated in accordance with the ratio that the individual's usual Hours of Service during a Plan Year bear to the Hours of Service of full time employees during a Plan Year. For purposes of this section, the term rate of pay means the total of the following amounts: (1) the Employee's annualized base rate of pay at death, (2) all bonuses paid to the Employee in the calendar year preceding his death and (3) all commissions paid to the Employee in the calendar year preceding his death. The term rate of pay shall not include overtime, tier payments or any other form of special or nonrecurring compensation except for bonuses and commissions included under the preceding sentence.

     The term rate of pay shall not include overtime or any other form of special or nonrecurring compensation except for bonuses and commissions included under the preceding sentence, or any amounts in excess of $150,000 (as adjusted for cost of living increases) paid to an Employee during any Plan Year.

      An Employee or pensioner may file with the Committee a written direction that the death benefit will be paid to his Beneficiary in equal monthly installments over any period of years up to ten. In the absence of such written direction, the Committee in its sole discretion may pay the death benefit in a lump sum or in installment payments, the number and size of which may be varied by the Committee as circumstances may indicate.
All benefits under this Section are to be paid from the Second Pension Fund established for this purpose.
              ARTICLE VIII - Employer Contributions

     SECTION 8.1  Employer Contributions.   The Employer shall
contribute such amounts as it determines to be required for the purpose of meeting the costs of the Plan. The contributions will be determined by annual actuarial valuations on the basis of such actuarial methods and assumptions as are adopted by the Committee after consultation with an Actuary. The Employer shall comply with the applicable minimum funding standards provided in section 412 of the Code.

     SECTION 8.2  Employee Contributions.   Employee
contributions are neither required nor permitted under this Plan.

     SECTION 8.3 Diversion from Employees' Benefit Prohibited. All contributions by the Employer are for the exclusive benefit of Participants and any other person entitled to benefits under the Plan. Prior to the satisfaction of all liabilities with respect to such Participants and other persons, no amounts arising from the Employer's contributions will revert to the Employer.

     SECTION 8.4  Return of Erroneous Contributions.
Notwithstanding Section 8.3, upon the Committee's request any contribution which was made by a mistake of fact or which is disallowed as a deduction under the Code, or which is made for a

Year in which in the Plan is held not to be initially qualified under the Code, shall be returned to the Employer within one year after the payment of the contribution, the disallowance of the deduction (to the extent disallowed) or the denial of the initial qualification, whichever is applicable. All contributions to this Plan are made contingent upon their being deductible under the Code.

     SECTION 8.5  Funding Policy.   The Committee shall from time
to time communicate the liquidity and other needs of the Plan to the Trustee.

                     ARTICLE IX - Trust Fund

     All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. The assets in the Trust Fund, including investment income, shall be held and invested by the Trustee or, if one has been appointed, by an Investment Manager in accordance with the terms of the trust agreement or investment manager agreement as the case may be. Benefits payable under this Plan shall be provided from the Trust Fund as the circumstances require. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, Contingent Annuitants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

ARTICLE X - Employees' Benefit Committee and Other Fiduciaries

     SECTION 10.1 Appointment of Committee. The Board shall appoint an Employees' Benefit Committee to administer the Plan. Any person, including an employee of the Employer or an Affiliated Company, is eligible for appointment as a member of the Committee. Such members shall serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board.

     SECTION 10.2  Named Fiduciary and Plan Administrator.   The
Committee shall be the named fiduciary and plan administrator as these terms are used in ERISA. The Committee shall appoint a secretary to assist it in administering this Plan. The secretary shall also be the agent for the service of legal process. The Committee may appoint other assistants as may be required to administer this Plan, including one or more departmental or Affiliated Company committees which shall have such authority as may be delegated by the Committee.

     SECTION 10.3  Powers and Duties of Committee.   The
Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board or some other person. The Committee's powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons.

     SECTION 10.4  Operation of Committee.   The Committee shall
act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting. Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of the Committee. A member of the Committee who is also a Participant shall not vote on any question relating specifically to himself. Any such question shall be decided by the majority of the remaining members of the Committee. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee and the Investment Manager in writing of such action and the name or names of its member or members so designated. The Trustee and the Investment Manager thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee and the Investment Manager a written revocation of such designation.

The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

     SECTION 10.5  Power to Appoint Advisors.   The Committee may
appoint such Actuaries, accountants, attorneys, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and attorneys may, but need not, be accountants and attorneys for the Employer. The Committee shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such Actuary, accountant, attorney or other specialist.

     SECTION 10.6  Expenses of Committee.   The members of the
Committee shall serve without compensation for services as such, but all reasonable expenses of the Committee shall be paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of Actuaries, accountants, attorneys, and other specialists, and other costs of administering the Plan.

     SECTION 10.7  Duties of Fiduciaries.   All fiduciaries under
the Plan and Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan and Trust insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

     SECTION 10.8  Liability of Members.   No member of the
Committee shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary duty. To the extent not covered by insurance, the Employer shall indemnify each member of the Committee and any employee acting on its behalf against any and all claims, loss, damages, expense, and liability arising from any action or failure to act under this Plan.

     SECTION 10.9  Allocation of Responsibility.   The Board,
Trustee, Investment Manager and the committees established to administer the Plan possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its own fiduciary duty.

     a. Generally, the Board shall be responsible for appointing the members of the committees it may establish to administer this Plan. If this Plan shall at any time permit employees to invest any portion of Plan assets in Employer securities, the Board shall have sole authority to terminate this Plan and to make any discretionary amendments, while any Board-appointed committee given such authority shall be responsible for making mandatory, non-discretionary amendments and for recommending to the Board any other Plan amendments it deems appropriate.

     b. The Board-appointed committees so authorized shall have the responsibilities of making Plan amendments not specifically reserved to the Board in the preceding subsection, including sole discretion to amend the Plan if employees are not authorized to invest Plan assets in Employer securities, to select Investment Managers, to direct the Trustee and the Investment Managers with respect to all matters relating to the investment of Plan assets, to review and report to the Board on the investment policy and performance of Plan assets and generally to administer the Plan according to its terms.

     c. The Trustee or the Investment Manager, as the case may be, is responsible for the management and control of the Plan's assets as specifically provided in the trust agreement or investment manager agreement.

     d. The Board may dissolve any committee it appoints or reserve to itself any of its powers previously delegated to a Board-appointed committee. In addition, the Board may reorganize the committees it establishes from time to time and reallocate their responsibilities between them or assign them to other persons or committees provided that the Employees' Benefit Committee shall at all times continue as plan administrator and named fiduciary as these terms are defined in ERISA unless the Board formally amends the Plan to reallocate these responsibilities. The Board and the various committees may designate persons, including committees, other than named fiduciaries to carry out their responsibilities (other than trustee responsibilities) under the Plan.

     SECTION 10.10  Claims Review Procedures.   The Committee
shall maintain a procedure under which any Participant or Beneficiary (hereinafter called "claimant") whose claim for benefits under the Plan has been denied will receive written notice which clearly sets forth the specific reason or reasons for such denial, the specific Plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is needed, and an explanation of the Plan's claims review procedure. Said procedure should allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and the Committee shall make its decision based on such review within 60 days (120 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for the Committee's decision.

                     ARTICLE XI - Amendments

     Any amendment may be made to this Plan which does not cause any part of the Plan's assets to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants, Contingent Annuitants or Beneficiaries, provided however, that any amendment may be made, with or without retroactive effect, if such amendment is necessary or desirable to comply with applicable law. Except in the case where approved by the Secretary of Labor because of substantial business hardship, as provided in section 412(c)(8) of the Code, no amendment shall be made to the Plan if it would decrease the Accrued Benefit of any Participant, eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit as may be provided in regulations under Code section 411(d)(6).

          ARTICLE XII - Successor Employer and Merger or
                      Consolidation of Plans

     SECTION 12.1  Successor Employer.   In the event of the
dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

     SECTION 12.2  Plan Assets.   In the event of any merger or
consolidation of the Plan with, or transfer in whole or part, of the assets and liabilities of the Trust after September 2, 1974, to another trust held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other trust only if:

     (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

     (b) resolutions of the Boards of Directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

     (c)  such other plan and trust are qualified under sections
          401(a) and 501(a) of the Code.

                 ARTICLE XIII - Plan Termination

     SECTION 13.1  Right to Terminate.   In accordance with the
procedures set forth in this Article, and consistent with the provisions of title IV of ERISA, the Board may terminate this Plan at any time. In the event the Plan is terminated or partially terminated, whether by formal action or in actual operation, the funded Accrued Benefits of all affected Participants shall become fully vested.

     SECTION 13.2  Partial Termination.   Upon termination of the
Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Accrued Benefits of all affected Participants shall become fully vested. The Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants or Former Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund.

     SECTION 13.3  Allocation of the Plan's Assets.   If the Plan
is to be of the terminated, by written notice or in Plan's Assets actual operation, it shall first be amended to provide for the allocation of the Plan's assets in accordance with the priorities established by section 4044 of ERISA and regulations thereunder. Any excess assets remaining after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied shall be distributed to the Employer. In the event that Plan liabilities exceed Plan assets, the Employer's liability shall be limited to paying only such additional amounts which when added to existing Plan assets may be required to pay benefits which are guaranteed by the Pension Benefit Guaranty Corporation under Section 4022 of ERISA.

     SECTION 13.4  Nondiscrimination Payment of Benefits.   In
the event of plan termination, the benefits paid from this Plan in to any current or former Highly Compensated Employee shall be limited as necessary to satisfy the nondiscrimination requirements of Code section 401(a)(4).

     SECTION 13.5  Benefit Limits for Restricted Employees.   (a)
Subject to subsection (b), benefit payments to a "restricted employee" shall not exceed the periodic amounts payable under a single life annuity that is actuarially equivalent to the employee's entire Plan benefit. This limit shall not apply if either of the following is true:

(1) Immediately after a payment of a benefit to the restricted employee Plan assets equal at least 110 percent of the Plan's current liabilities.

(2) The value of the benefit paid is less than one percent of the Plan's current liabilities.

     For this purpose, "benefits" means all accrued and other Plan benefits; "benefits paid" includes regular payments, and death and disability payments; and "restricted employee" means one of the highest-paid 25 of the current and former Highly Compensated Employees with benefits under the Plan.

     (b) Benefits may be paid to a restricted employee in a lump sum or in faster installments than permitted under subsection (a) if the following conditions are met:

(1) Before receiving any payments the restricted employee agrees in writing to repay the actuarial value of the amounts by which the payments exceed the amounts otherwise allowed under subsection (a) if the Plan is terminated at a time when neither of the tests (1) and (2) in subsection (a) are met.

(2) The employee guarantees repayment under (1) by fulfilling the following conditions:

     (i) Providing security acceptable to the Committee equal to 125 percent of the amount that would have to be repaid if the Plan terminated on the date of distribution.

     (ii) Agreeing to keep the security arrangement in effect and to provide additional security from time to time as may be needed to restore the security to the 125 percent level if the market value of the security ever becomes less than 110 percent of the repayable amount.

                ARTICLE XIV - Top-Heavy Provisions

     SECTION 14.1 Rules to Apply if Plan Top-Heavy.
Notwithstanding any other relevant provision of this Plan to the contrary, the following rules will apply for any Plan Year that the Plan becomes "top-heavy" (as defined in Section 14.2):

     (a) Vesting. Except to the extent they are more favorable to Participants at any point in time, the Plan's normal vesting provisions shall be disregarded and in their place an employee will become vested at the rate of 20 percent after two Years of Service and 20 percent each year thereafter until 100 percent vesting is achieved after six Years of Service.

     (b) Minimum Benefit and Accrual. For each Year the Plan is deemed "top-heavy" each participant who is a non-key employee shall have a minimum formula benefit and Accrued Benefit equal to the lesser of:

     (i) 20 percent of such non-key employee's average compensation; or

     (ii) 2 percent of his average compensation times his Years of Service. Such benefit shall be in the form of a life annuity. For the purposes of making this computation, the term "average compensation" means the average of the five consecutive Plan Years during which such Participant has the greatest aggregate compensation from the Employer. Compensation means the compensation of the Participant from the Employer for the year. The minimum benefit shall be payable regardless of a non-key employee's level of compensation or whether he is employed on a specified date, such as the last day of the Plan Year.

     (c) Limitation on Benefits. In applying the dollar limitations under Section 415(e) of the Code, the 1.25 limitation shall be supplanted by a 1.0 limitation for each year during which the Plan is top-heavy.

     (d) Maximum Compensation. The maximum annual compensation of each employee that may be taken into account under the Plan shall not exceed $150,000 (or such larger amount based on cost of living adjustments as may be permitted under the Code).

     SECTION 14.2  Top-Heavy Definition.   For purposes of this
Section, the Plan will be considered "top-heavy" if on any given determination date (the last day of preceding Plan Year or, in the case of the Plan's first year, the last day of such Year) the sum of the present value of the total accrued benefits for key employees is more than 60 percent of the present value of the total accrued benefits of all employees. The present value of accrued benefits shall be determined on the annual valuation date (the date used for computing plan costs for minimum funding purposes) that falls within the 12-month period ending on the determination date. The present value shall include distributions made during any given Plan Year containing the determination date and the preceding four Plan Years but shall not include the present value of the benefits for any person who has not received any compensation from the Employer at any time during the five-year period ending on the determination date.
The method of determining the top-heavy ratio shall be made in accordance with Code section 416.

     In making the top-heavy calculation, (a) all the Employer's plans in which a key employee participates shall be aggregated with all other Employer plans which enable a plan in which a key employee participates to satisfy the Code's non-discrimination requirements; and (b) all Employer plans not included in subparagraph (a), above, may be aggregated with the Employer's plans included in subparagraph (a), above, if all of the aggregated plans would be comparable and satisfy the Code's non-discrimination requirements.

     SECTION 14.3  Key Employee Definition.   A key employee is
any employee or former employee who at any time during the Plan Year or the four preceding Plan Years is such within the meaning of Code section 416. As of the effective date, the term key employee includes the following individuals:

     (a) an officer (but not more than 50 persons or, if lesser, the greater of 3 or 10 percent of employees) having an annual compensation greater than 50 percent of the dollar limit for benefits payable from a defined benefit plan under Code section 415(b)(1)(A);

     (b) one of 10 employees owning the largest interests of the Employer (and having an annual compensation from the Employer which is at least equal to the dollar limitation for contributions to defined contribution plans as specified in Code section 415(c)(1)(A));

     (c)  a five-percent owner of the Employer; and

     (d) a one-percent owner of the Employer whose annual compensation from the Employer exceeds $150,000.

     SECTION 14.4  Relationship of the Normal and the Top-Heavy
Vesting Schedules.   If the Plan's top-heavy status changes and
this change alters the Plan's normal vesting schedule, no Participant's vested accrued benefit immediately prior to such change in status shall be diminished on account of the change in the vesting schedule. In addition, the vesting for each

Participant in the Plan at the time of the change in status shall be determined under whichever schedule provides the greatest vested benefit at any particular point in time.

     SECTION 14.5  Participation in Other Plans.   A non-key
employee who participates in both a defined contribution plan and a defined benefit plan of the Company shall not be entitled to receive minimum benefits and/or minimum contributions under all such plans. Instead, the employee shall receive the minimum benefit as set forth in Section 15.1(b).

                    ARTICLE XV - Miscellaneous

     SECTION 15.1  Nonguarantee of Employment.   Nothing
contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to discharge any of its Employees, with or without cause.

     SECTION 15.2  Right to Former Plan Assets.   No Participant,
Former Participant, Contingent Annuitant or Beneficiary shall have any right to, or interest in, any assets of the Plan upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Former Participant, Contingent Annuitant or Beneficiary out of the assets of the Plan. All payments of benefits provided for in this Plan shall be made solely out of the assets of the Plan.

     SECTION 15.3  Nonalienation of Benefits.   Benefits payable
under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The
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Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     Notwithstanding the foregoing, Plan benefits may be paid pursuant to a qualified domestic relations order as defined in Code section 414(p) pursuant to procedures adopted by the Committee. In addition, a Participant, Beneficiary or Contingent Annuitant whose benefits are in pay status may make a voluntary, revocable assignment or alienation of future benefit payments not to exceed, when all such amounts are aggregated, 10 percent of each benefit payment. No part of any such voluntary assignment or alienation may be used for defraying plan administrative costs. All requests for benefit assignments shall be in writing to the Committee on a form approved by it and pursuant to such rules as the Committee may prescribe.

     SECTION 15.4  Adoption by Affiliated Company.   This Plan
may, with the approval of the Board, be adopted by any Affiliated Company. Any such adoption must be authorized by the adopting company's board of directors and shall be evidenced by the execution of an adoption agreement which signifies the class of eligible employees, the extent to which Years of Service prior to the date of adoption shall be used to determine benefit levels, and any other relevant terms. Except to the extent otherwise required by law, each adopting company shall be responsible for making contributions, paying administrative expenses and incurring similar obligations only with respect to its own employees who are covered by this Plan.

     SECTION 15.5  Governing Law.   To the extent not preempted
by federal law, this Plan shall be interpreted and enforced in accordance with the laws of New York.

     IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this Plan document on its behalf this 26th day of May, 1995.


                         FRONTIER CORPORATION

                    By:  /s/ Josephine S. Trubek
                         ------------------------------------
                         Josephine S. Trubek, Corporate Secretary